Exhibit 10.1
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
DIRT MOTOR SPORTS, INC.
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
U.S.
No.:
Issuance Date:                                         ,
Maturity Date:                                         ,
FOR VALUE RECEIVED, the undersigned, Dirt Motor Sports, Inc. a Delaware corporation (the “Company”), hereby promises to pay to the order of ___or any future permitted holder of this promissory note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of up to ___(U.S.$___), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the “Note”).
          1. Principal and Interest Payments.
               (a) The Company shall repay in full the entire principal balance then outstanding under this Note on the first to occur (the “Maturity Date”) of: (i) October 27, 2006, (ii) the completion of an equity or equity linked financing raising gross proceeds of at least $9,000,000 or (iii) the acceleration of the obligations as contemplated by this Note.
               (b) Interest on the outstanding principal balance of this Note shall accrue at a rate of eight percent (8%) per annum, increasing to twelve (12%) percent per annum six months following the Issuance Date. Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days and shall be payable on the last day of each calendar quarter following the date hereof by the Company in cash or in shares of the Company’s equity securities. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of fourteen percent (14%) per annum. Notwithstanding anything to the contrary set forth herein, at no time may the Company pay any interest hereunder in shares of the Company’s equity securities if the number of shares of common stock of the Company (“Common Stock”) to be issued pursuant to such payment would cause the number of shares of Common Stock owned by the Payee, together with its affiliates, at such time to exceed, when aggregated with all other shares of Common Stock owned by the Payee and its affiliates at such time, would result in such Payee and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 9.9% of all of the Common Stock outstanding at such time; provided, however, that upon the Payee providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that Payee would like to waive this restriction with regard to any or all shares of Common Stock issuable upon such payment, this provision will be of no force or effect with regard to all or a portion of the interest payment amount referenced in the Waiver Notice.
          2. Note Warrants. In connection with the loan evidenced by this Note, the Payee shall be issued Note Warrants in the form attached as Exhibit A for the issuance of nine thousand, five hundred (9,500) shares of common stock of the Company at an exercise price of $4.50 per share.
          3. Exchange of Principal and Interest into Qualified Financing. All or any portion of the outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the “Outstanding Balance”), may at the election of the Payee be exchanged into the securities sold by the Company in a Qualified Financing as defined herein. A “Qualified Financing” is defined as an equity or equity linked financing raising gross proceeds (excluding proceeds raised from the issuance the Notes) of at least Nine Million Dollars (U.S. $9,000,000). For purposes of determining the number of equity securities, including warrants issued in such Qualified Financing, to be received by the Payee upon such exchange, the Payee shall be deemed to have tendered 110% of the Outstanding Balance of the Note as payment of the purchase price in the Qualified Financing. Upon such exchange pursuant to a Qualified Financing, the Payee shall be deemed to be a purchaser in such Qualified Financing and shall be granted all rights afforded a purchaser in the Qualified Financing.
          4. Seniority and Secured Interest in Real Property; Pledge of Additional Collateral.
               (a) This Note shall rank pari passu with: (i) that certain promissory note dated July 30, 2004 in the principal amount of one million dollars ($1,000,000) issued to Boundless Investments, L.L.C maturing on May 19, 2007 (the “BI Note”); (ii) those certain Senior Secured Convertible Promissory Notes of the Company issued previously in October 2005 and of like tenor herewith in the aggregate principal amount of approximately six million dollars ($6,000,000) (the “October 2005 Notes”); (iii) those certain other Senior Secured Convertible Promissory Notes of the Company issued November 4, 2005, together with those certain Senior Secured Convertible Promissory Notes of like tenor herewith and in an aggregate principal amount not greater than three million dollars ($3,000,000) (inclusive of the amount of this Note) (the “Further Notes”) (the payees on these notes shall individually be referred to herein as a “Holder” and collectively as the “Holders”). In the event any Holder of the BI Note, an October 2005 Note or a Further Note takes any legal action to enforce its rights under its note, a) the Company shall promptly notify each of the other Holders of such legal action and b) such

Holder may not recover more than its pro rata share of the Collateral, or of the value realized upon the sale or other disposition of the Collateral.
               (b) As security for the due and punctual payment of the BI Note, October 2005 Notes and the Further Notes, the Company hereby assigns, mortgages, pledges, hypothecates, transfers, sets over and grants to the Holders of the BI Note, October 2005 Notes and the Further Notes the following liens and security interests in the following collateral:
     (A) (I) a first lien on and security interest in (a that certain real property of the Company known as the Cayuga County Race Track, as described on Exhibit B hereto (“Cayuga”), and (b) that certain real property of the Company known as the Rolling Wheels Motor Sports Race Track, as described on Exhibit B hereto (“Rolling Wheels”); and (II) a subordinated lien and security interest in (subordinated only to the mortgagees specified herein) (a) that certain real property of the Company known as the Lernerville Speedway, as described on Exhibit B hereto (“Lernerville”), which security interest shall be subordinate to that of Helen W. Martin, Mortgagee under that certain Mortgage and Security Agreement dated March 15, 2005 (or her heirs, successors or assigns pursuant thereto) in respect of Lernerville, a copy of which has been provided to the Payee; and (b) that certain real property of the Company known as the Volusia Motorspeedway as described on Exhibit B hereto (“Volusia”), which security interest shall be subordinate to that of Richard K. Murphy, Mortgagee under that certain Mortgage dated June 30th 2005 (or his heirs, successors or assigns pursuant thereto) in respect of Volusia, a copy of which has been provided to the Payee (Cayuga, Rolling Wheels, Lernerville and Volusia (hereinafter the “Properties”);
     (B) a first lien on and security interest in and to all right, title and interest in and to the name and trademarks associated with or related to the “The World of Outlaws” owned by the Company as of the date hereof or acquired hereafter (the “IP Collateral”); and
     (C) a first lien on and security interest in 1,000,000 unencumbered shares of Common Stock owned by the Company’s Chief Executive Officer. Such shares shall be held in escrow by the Secretary of the Company for the benefit of the holders of the BI Note, October 2005 Notes and the Further Notes (the “Collateral Shares”; the Properties, the IP Collateral and the Collateral Shares collectively the “Collateral”).
               (c) The Company shall not issue any securities or other financial instruments that rank senior to or pari-passu to this Note without the prior written consent of the Payee; provided that the issuance of the Further Notes, if issued prior to December 31, 2005, shall not require such consent. The issuance or attempted issuance by the Company of any security interest in any of the Collateral in violation of the provisions hereof shall constitute an Event of Default pursuant to Section 7 of this Note.

               (d) The liens and security interests granted to Payee in the Collateral pursuant hereto shall include, but not be limited to, all present and future products and proceeds of the Collateral, subject only to the limitations described herein. The Company hereby agrees and covenants with the Payee to do such acts and things as the Payee may require, at the Company’s expense, in order to perfect the foregoing liens and security interests, which may include, but shall not be limited to, providing detailed descriptions of the Collateral and preparing and recording such instruments and documents reflecting and perfecting liens and security interests as the Payee may determine in its discretion. The Company shall promptly notify each of other Holders once it has been notified by Payee to begin the process of perfecting the liens and security interests. The failure of the Company to comply with the requirements of this Section 4(d), or the inability of the Payee following good faith attempts to perfect the liens and security interests contemplated hereby shall constitute an Event of Default pursuant to Section 7 of this Note.
          5. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
          6. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:
               (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.
               (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.
               (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets (including, without limitation, the Collateral) is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

               (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.
          7. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:
               (a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or
               (b) the Company shall fail to make any payment of interest for a period of three (3) business days after the date such interest shall become due and payable hereunder; or
               (c) any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or
               (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the “Indebtedness”) (other than the Indebtedness hereunder) prior to its stated maturity or payment date, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or
               (e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
               (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or
               (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or
               (h) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board for a period of five (5) consecutive trading days.
          8. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 7(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 7(a) through (e) and Section 7(h), the Payee may, subject to the last sentence of Section 4(a), exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s equity securities in the amounts described herein.
          9. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.
          10. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 19 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.
          11. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.
          12. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

Address of the Payee:

Address of the Company:	Dirt Motor Sports, Inc.
2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
Attention: Paul Kruger and Brian Carter
Tel. No.: (405) 360-5047
Fax No.: (405) 360-5354

with a copy to:	Jackson Walker L.L.P.
2435 N. Central Expressway, Suite 600
Richardson, Texas, 75080
Attention: Richard F. Dahlson
Telephone No.: (972) 744-2996
Facsimile No.: (972) 744-2990
          13. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.
          14. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.
          15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
          16. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder (including without limitation to perfect any security interest granted to Payee by this Note) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
          17. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.
          18. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.
          19. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOUNDLESS MOTOR SPORTS RACING INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”
          20. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.
          21. Consent to Jurisdiction. Each of the Company and the Payee hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note; and the Company hereby irrevocably submits to the jurisdiction of any federal and/or state courts in any locality in which any Collateral may be located. Each of the Company and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 12 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 21 shall affect or limit any right to serve process in any other manner permitted by law.
          22. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.
               (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

               (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

Dirt Motor Sports, Inc.

By:
Name:
Title:

Exhibit A
[form of warrant]
Exhibit B
Properties
Cayuga County Fair Speedway
2 Speedway Drive (P.O. Box 240)
Weedsport, NY 13166
Cayuga County NY
Rolling Wheels Raceway Park
NYS Route 5 & Chatfield Road
Elbridge, NY 13060
Cayuga County NY
Lernerville Speedway
313 N. Pike Road
Sarver, PA 16055
Butler County PA
Volusia Speedway Park
1500 E. State Road 40
Deleon Springs, Florida 32130
Volusia County FL

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